UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2018

CTS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)

4925 Indiana Avenue
Lisle, IL	60532
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (630) 577-8800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below  if the Form  8-K filing is intended to simultaneously  satisfy the filing obligation  of the registrant under any of the following provisions (see General Instruction A.2.):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240. l 4d2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors of the Corporation has amended Article VI. Section 8 of the Bylaws, effective as of December 28, 2018, to incorporate an obligation by the Board to call a special meeting of the shareholders upon the written request of shareholders owning at least 15% of the then-outstanding shares of common stock of the Corporation.
The revised provision reads as follows:
Section 8.  Special meetings of the shareholders of the Corporation (i) may be called by the Chairman of the Board, the President or the Board of Directors, whenever in the opinion of such person or body such meeting is necessary and (ii) will be called by the Board of Directors, upon the written request of shareholders owning at least 15% of the then-outstanding shares of common stock of the Corporation.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit    Description
3     Bylaws as Amended
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on  its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2018		CTS CORPORATION

	By:	/s/ William Cahill
William Cahill
Chief Accounting Officer